EXHIBIT 99.7

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.			Please Mark Here for Address Change or Comments	|_|
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF ITEMS 1 AND 2.

ITEM 1. TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 23, 2006, BY AND AMONG LEXINGTON CORPORATE PROPERTIES TRUST AND NEWKIRK REALTY TRUST, INC., A COPY OF WHICH IS ATTACHED AS ANNEX A TO THE JOINT PROXY STATEMENT/PROSPECTUS, AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF NEWKIRK WITH AND INTO LEXINGTON, THE ADOPTION OF THE AMENDED AND RESTATED DECLARATION OF TRUST (A COPY OF WHICH IS ATTACHED AS ANNEX B TO THE JOINT PROXY STATEMENT/PROSPECTUS) AND THE ISSUANCE OF LEXINGTON COMMON SHARES UNDER AND AS CONTEMPLATED BY THE MERGER AGREEMENT.

FOR	AGAINST	ABSTAIN
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ITEM 2. THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSALS

FOR	AGAINST	ABSTAIN
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In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof
A mark for “Abstain” will have the same effect as a vote “AGAINST” Item 1.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

Signature: _____________________	Signature: _____________________	Date: _______

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or in any other representative capacity, please give full title as such.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www. proxyvoting.com/lxp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF

LEXINGTON CORPORATE PROPERTIES TRUST

The undersigned shareholder of Lexington Corporate Properties Trust, a Maryland real estate investment trust (the “Trust”) hereby appoints Patrick Carroll and Paul R. Wood, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lexington Corporate Properties Trust which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of the Trust to be held [__] [__], 2006 or at any adjournment or postponement thereof (the “Special Meeting”), and otherwise to represent the undersigned at the Special Meeting, with all powers which the undersigned would possess if present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of the Shareholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such Special Meeting.

This proxy is solicited on behalf of the Board of Trustees of the Trust. When properly executed this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no instruction is given, this Proxy will be voted “FOR” each of the proposals. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the Special Meeting or any postponement and adjournment thereof.

IMPORTANT – THIS PROXY MUST BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE.

PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Lexington Corporate Properties Trust account online.

Access your Lexington Corporate Properties Trust shareholder/stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for Lexington Corporate Properties Trust, now makes it easy and convenient to get current information on your shareholder account.

o	View account status	o	View payment history for dividends
o	View certificate history	o	Make address changes
o	View book-entry information	o	Obtain a duplicate 1099 tax form
o	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-800-850-3948 between 9am-7pm

Monday-Friday Eastern Time

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